UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	May 15, 2009
Service Corporation International
(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway Houston, Texas		77019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (713) 522-5141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 15, 2009, Service Corporation International (the “Company”) appointed Tammy R. Moore to the position of Corporate Controller of the Company.  Also effective May 15, 2009, Jeffrey I. Beason, Vice President and Corporate Controller, resigned his office as Corporate Controller of the Company and will remain a Vice President of the Company for an interim period.  Ms. Moore replaces Mr. Beason as the principal accounting officer of the Company.

Ms. Moore, 42, joined the Company in August 2002 as Manager of Financial Reporting.  She was promoted to Director of Financial Reporting in 2004 and Managing Director and Assistant Controller in June 2006.  Prior to joining the Company, Ms. Moore was a Certified Public Accountant with PricewaterhouseCoopers LLP for more than three years.  She holds a Bachelor of Business Administration degree in Accounting from the University of Texas at San Antonio.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Service Corporation International

May 15, 2009	By:	/s/ Eric D. Tanzberger
Eric D. Tanzberger
Senior Vice President
Chief Financial Officer and Treasurer